                                                                     Exhibit 3.3

                                  WEST VIRGINIA

                            ARTICLES OF INCORPORATION

                                       of

                             WDRA FOOD SERVICE, INC.


The undersigned, acting as incorporators of a corporation under Chapter 31,
Article 1, Section 27 of the West Virginia Code, adopt the following Articles of Incorporation for such corporation:

1. The undersigned agree to become a West Virginia corporation by the name of: WDRA Food Service, Inc.

2. The address at the physical location of the principal office of the corporation will be Wheeling Downs Race Track, One South Stone Street, in the City of Wheeling, County of Ohio, State of West Virginia 26003.

3. This corporation is organized as a stock, for profit corporation, and the aggregate value of the authorized capital stock of said profit corporation will be $1,000, which shall be divided into 1,000 shares of the par value of $1.00 each.

4.       The period of the corporation is perpetual.

5. The full names and addresses of the incorporators, including street and street numbers, if any, and the city, town or village, including the zip code, and the number of shares subscribed for by each, are as follows:

                       Name                               Address                       Number of Shares
                       ----                               -------                       ----------------

                  Kevin A. Sebunia                   730 Oliver Building                         None
                                                     Pittsburgh, PA  15222

                  Jennifer P. Gonabe                 730 Oliver Building                         None
                                                     Pittsburgh, PA  15222

6. The number of directors constituting the initial board of directors of the corporation is one (1), and the name and address of the person who is to serve as director until the first annual meeting of shareholders, or until his successor is elected and shall qualify, is as follows:

                       Name                               Address
                       ----                               -------

                  John Dallas                        438 Main Street
                                                     Buffalo, NY  14202

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7.       The name and address of the appointed person to whom notice or process may be sent is: CT Corporation System, 707 Virginia Street East, Charleston, WV 25301.

                                 ACKNOWLEDGEMENT

We, the undersigned, for the purpose of forming a corporation under the laws of the State of West Virginia, do make and file these Articles of Incorporation.

In witness whereof, we have accordingly hereunto set our respective hands this 9th day of September, 1994.


/s/   Kevin A. Sebunia
----------------------

/s/   Jennifer P. Gonabe
------------------------



STATE OF PENNSYLVANIA

COUNTY OF ALLEGHENY

I, Marcey L. Privett, a Notary Public, in and for the county and state aforesaid, hereby certify that Kevin A. Sebunia and Jennifer P. Gonabe, whose names are signed to the foregoing Articles of Incorporation, this day personally appeared before me in said county and acknowledged their signatures.


                                            /s/  Marcy L. Privett
                                            ----------------------
                                            Notary Public




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